SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant (			)
Check the appropriate box:
(	)	Preliminary Proxy Statement	( ) Confidential, for Use of the Commission Only (as permitted
(	)	Definitive Proxy Statement	by Rule 14a-6(e)(2))

(	)	Definitive Additional Materials

(X)Soliciting Material Under Rule 14a-12

VOYA MUTUAL FUNDS

(Name of Registrant as Specified in Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)No fee required.

( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

(	)	Fee paid previously with preliminary materials:
(	)	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

Hello, this is Dina Santoro, President of Voya funds and I am calling to ask that you please take a moment to vote your proxy.

As a shareholder in the Voya Global Equity Dividend Fund, you should have recently received a packet of information describing the proposal and a request to take action. The shareholder meeting is quickly approaching, and as of today, our records show we have not received your vote.

Your input is critical no matter how many shares you own and we need your vote before the shareholder meeting on September 1, 2020.

Voting is quick and easy.

You can vote by following the instructions on the proxy card that you received in the information packet. Or you may call 1 800-708-7956 to vote.

I appreciate your prompt attention to this very important matter and thank you for your time and your vote.